Exhibit 99.2

Certain Information with respect to Coty Inc.

Recent Developments

New Credit Facilities

We have announced that we intend to incur new senior secured credit facilities consisting of a $3,500,000,000 new term A facility, a $2,500,000,000 new term B facility and a $3,000,000,000 new revolving credit facility (collectively, the “New Credit Facilities”), the proceeds of which shall be used, together with the proceeds of the offering of the Notes, to, among other things, refinance the loans outstanding under (i) the credit agreement, dated as of October 27, 2015 (as amended, supplemented or otherwise modified prior to its amendment and restatement, the “Coty Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and other parties from time to time party thereto and (ii) the credit agreement, dated January 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Galleria Credit Agreement”), among Galleria Co. (“Galleria”), as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and other parties from time to time party thereto. The New Credit Facilities will be incurred pursuant to a new credit agreement which will amend and restate the Coty Credit Agreement.

Brand Rationalization

We have identified our non-core portfolio of brands in connection with our announced portfolio rationalization. All identified brands are reported in our Consumer Beauty and Luxury segments and represent a smaller percentage of the full year 2017 net revenues than previously announced. We expect to announce completion of the portfolio rationalization in fiscal 2018.

Risks Relating to the Company’s Business

The beauty industry is highly competitive, and if we are unable to compete effectively, our business, prospects, financial condition and results of operations could suffer.

The beauty industry is highly competitive and can change rapidly due to consumer preferences and industry trends, such as the expansion of digital channels and advances in technology. Competition in the beauty industry is based on several factors, including pricing, value and quality, packaging and brands, speed or quality of innovation and new product introductions, in-store presence and visibility, promotional activities and brand recognition, distribution channels, advertising, editorials and adaptation to evolving technology and device trends, including via e-commerce and mobile-commerce initiatives. Our competitors include large multinational consumer products companies, private label brands and emerging companies, among others, and some have greater resources than we do or may be able to respond more quickly or effectively to changing business and economic conditions than we can. It is difficult for us to predict the timing and scale of our competitors’ actions and their impact on the industry or on our business. For example, the fragrance category is being influenced by new product introductions, niche brands and growing e-commerce distribution, and the nail category in the U.S. by lower cost brands, which have increased pricing pressure, and shifts in consumer preference away from certain traditional formulations. The color cosmetics category has been influenced by entry by new competitors and smaller competitors that are fast to respond to trends and engage with their customers through digital platforms and innovative in-store activations. In addition, the hair color category is being influenced by new product introductions in the premium category and innovations by competitors to meet growing category needs. Furthermore, the Internet and the online retail industry are characterized by rapid technological evolution, changes in consumer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. If we are unable to compete effectively on a global basis or in our key product categories or geographies, it could have an adverse impact on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Further consolidation in the retail industry and shifting preferences in how and where consumers shop may adversely affect our business, prospects, financial condition and results of operations.

Significant consolidation in the retail industry has occurred during the last several years. The trend toward consolidation, particularly in developed markets such as the U.S. and Western Europe, has resulted in our becoming increasingly dependent on our relationships with, and the overall business health of, fewer key retailers that control an increasing percentage of retail locations, which trend may continue. For example, certain retailers account for over 10% of our net revenues in certain geographies, including the U.S. Our success is dependent on our ability to manage our retailer relationships, including offering trade terms on mutually acceptable terms. Furthermore, increased online competition and declining in-store traffic has resulted, and may continue to result, in brick-and-mortar retailers closing physical stores, which could negatively impact our distribution strategies and/or sales if such retailers decide to significantly reduce their inventory levels for our products or to designate more floor space to our competitors. Further consolidation and store closures could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities. We generally do not have long-term sales contracts or other sales assurances with our retail customers.

Consumer shopping preferences have also shifted, and may continue to shift in the future, to distribution channels other than traditional retail in which we have more limited experience, presence and development, such as direct sales and e-commerce. In addition, our entry into new categories and geographies has exposed, and may continue to expose, us to new distribution channels or risks about which we have less experience. If we are not successful in developing and utilizing these channels or other channels that future consumers may prefer, we may experience lower than expected revenues.

Changes in industry trends and consumer preferences could adversely affect our business, prospects, financial condition and results of operations.

Our success depends on our products’ appeal to a broad range of consumers whose preferences cannot be predicted with certainty and may change rapidly, and on our ability to anticipate and respond in a timely and cost-effective manner to industry trends through product innovations, product line extensions and marketing and promotional activities, among other things. Product life cycles and consumer preferences continue to be affected by the rapidly increasing use and proliferation of social and digital media by consumers, and the speed with which information and opinions are shared. As product life cycles shorten, we must continually work to develop, produce, and market new products, maintain and enhance the recognition of our brands and shorten our product development and supply chain cycles.

In addition, net revenues and margins on beauty products tend to decline as they advance in their life cycles, so our net revenues and margins could suffer if we do not successfully and continuously develop new products. This product innovation also can place a strain on our employees and our financial resources, including possibly incurring expenses in connection with product innovation and development, marketing and advertising that are not subsequently supported by a sufficient level of sales. Furthermore, we cannot predict how consumers will react to any new products that we launch or to repositioning of our brands. The amount of positive or negative sales contribution of any of our products may change significantly within a period or from period to period. The above-referenced factors, as well as new product risks, could have an adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Our success depends on our ability to achieve our global business strategies.

Our future growth depends on our ability to successfully implement our global business strategies, which includes leveraging our strength and scale and combining new organic growth opportunities with a well-targeted acquisition strategy to strive to become, over time, the global industry leader by being a clear challenger in beauty, and delighting our consumers, which we believe should ultimately translate into revenue growth, strong cash flow and the creation of long-term shareholder value. Achieving our global business strategies will require investment in new capabilities, products and brands, categories, distribution channels, technologies and emerging and more mature geographies and beauty markets. These investments may result in short-term costs without any current revenues and, therefore, may be dilutive to our earnings and negatively impact our cash flows. We will also seek to reduce fixed costs, which may be unpredictable in periods following acquisitions, as we implement our integration efforts and undertake other cost efficiency measures.

We have identified our non-core portfolio of brands in connection with our announced portfolio rationalization. All identified brands are reported in our Consumer Beauty and Luxury segments and represent a smaller percentage of the full year 2017 net revenues than previously announced. We expect to announce completion of the portfolio rationalization in fiscal 2018. We are likely to continue to dispose of or discontinue select additional brands and/or streamline operations in the future from time to time, and incur costs or restructuring and/or other charges in doing so. We may face risks of declines in brand performance and license terminations, due to allegations of breach, our management’s periodic review of various strategic alternatives including renewal, renegotiation, divestiture or discontinuation, or for other reasons. If and when we decide to divest or discontinue any brands or lines of business, we cannot be sure that we will be able to locate suitable buyers or that we will be able to complete such divestitures or discontinuances successfully, timely, on commercially advantageous terms or without significant costs, including relating to any post-closing purchase price adjustments or claims for indemnification. Any such divestiture or discontinuation could have a dilutive impact on our earnings and activities associated with any divestiture or discontinuance have diverted and may divert in the future significant financial, operational and managerial resources from our existing operations, and make it more difficult to achieve our operating and strategic objectives. We also cannot be sure of the effect such divestitures or discontinuances would have on the performance of our remaining business or ability to execute our global strategies.

Although we believe that our strategy will lead to long-term growth in revenue and profitability, we may not realize, in full or in part, the anticipated benefits. The failure to realize benefits, which may be due to our inability to execute plans, global or local economic conditions, competition, changes in the beauty industry and the other risks described herein, could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

We have incurred significant costs associated with the P&G Beauty Business Acquisition that could affect our period-to-period operating results.

Due to the P&G Beauty Business Acquisition, we have significantly more sales, assets and employees, and a higher fixed cost base, than we did prior to the P&G Beauty Business Acquisition. We anticipate that we will incur a total of approximately $1.2 billion of operating expenses and capital expenditures of approximately $500 million in connection with the P&G Beauty Business Acquisition. Through December 31, 2017, we incurred life-to-date operating expenses and capital expenditures against these estimates of approximately $975 million and $275 million, respectively, and we expect the remaining operating expenses, including any anticipated restructuring activities, and capital expenditures to be incurred in future periods through fiscal 2021. As we progress on our portfolio rationalization and continue to integrate the P&G Beauty Business and our other recent acquisitions, we are evaluating additional initiatives designed to simplify processes, reduce costs and improve organizational agility. Our management has been, and will continue to be, required to devote a substantial amount of time and attention to the process of integrating Galleria with our business operations and further simplifying our processes in the combined company, which has diverted attention from ongoing operations of both our legacy Coty business and the P&G Beauty Business and has affected our period-to-period operating results. If our management is not able to effectively manage these initiatives, address fixed and other costs, or if any significant business activities are interrupted as a result of these initiatives, our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities may be materially adversely affected. The amount and timing of the above-referenced charges and management distraction could further adversely affect our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Moreover, the diversion of resources to the integration of the P&G Beauty Business and the exit of all three stages of our transition services agreement with P&G (the “TSA exit”) in fiscal years 2017 and 2018 together with recent changes in our management teams as we reorganized our business, negatively impacted our fiscal year 2017 results. Although we have instituted initiatives to deliver meaningful, sustainable expense and cost management results, events and circumstances such as financial or strategic difficulties, unexpected employee turnover, business disruption and delays may occur or continue, resulting in new, unexpected or increased costs that could result in us not realizing all of the anticipated benefits of the integration on our expected timetable or at all. In addition, we are executing many initiatives simultaneously, which may result in further diversion of our resources and business disruption, and may adversely impact the execution of such initiatives. Any failure to implement the integration and other initiatives in accordance with our expectations could adversely affect our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Our new product introductions may not be as successful as we anticipate, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We must continually work to develop, produce and market new products and maintain a favorable mix of products in order to respond in an effective manner to changing consumer preferences. We continually develop our approach as to how and where we market and sell our products. In addition, we believe that we must maintain and enhance the recognition of our brands, which may require us to quickly and continuously adapt in a highly competitive industry to deliver desirable products and branding to our consumers. For example, we are in the process of rebranding certain brands, particularly in Consumer Beauty, to increase competitiveness of those brands. There is no assurance that these or other initiatives will be successful and, if they are not, our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities, could be adversely impacted.

We have a specific process for the continuous development and evaluation of new product concepts; however, each new product launch carries risks. For example, we may incur costs exceeding our expectations, our advertising, promotional and marketing strategies may be less effective than planned or customer purchases may not be as high as anticipated. In addition, we may experience a decrease in sales of certain of our existing products as a result of consumer preferences shifting to our newly-launched products or to the products of our competitors as a result of unsuccessful or unpopular product launches harming our brands. Any of these could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

As part of our ongoing business strategy we expect that we will need to continue to introduce new products in our traditional product categories and channels, while also expanding our product launches into adjacent categories and channels in which we may have little to no operating experience. For example, we acquired professional and retail hair brands in connection with the P&G Beauty Business Acquisition, recently purchased a premium brand in high-end hair styling and appliances and entered into a joint venture with an online peer-to-peer social selling platform in beauty, all of which are new product categories and channels for us. The success of product launches in adjacent product categories and channels could be hampered by our relative inexperience operating in such categories and channels, the strength of our competitors or any of the other risks referred to herein. Our inability to introduce successful products in our traditional categories and channels or in these or other adjacent categories and channels could limit our future growth and have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

We may not be able to identify suitable acquisition targets and our acquisition activities and other strategic transactions may present managerial, integration, operational and financial risks, which may prevent us from realizing the full intended benefit of the acquisitions we undertake.

Our acquisition activities and other strategic transactions expose us to certain risks related to integration, including diversion of management attention from existing core businesses and substantial investment of resources to support integration. During the past several years, we have explored and undertaken opportunities to acquire other companies and assets as part of our growth strategy. For example, we completed five acquisitions in 2016 and 2017 (including the acquisition of the P&G Beauty Business in October 2016) and entered into a joint venture with Younique in 2017. These assets represent a significant portion of our net assets, particularly the P&G Beauty Business. We continue to seek acquisitions that we believe strengthen our competitive position in our key segments and geographies or accelerate our ability to grow into adjacent product categories and channels and emerging markets or which otherwise fit our strategy. There can be no assurance that we will be able to identify suitable acquisition candidates, be the successful bidder or consummate acquisitions on favorable terms or otherwise realize the full intended benefit of such transactions.

The assumptions we use to evaluate acquisition opportunities may not prove to be accurate, and intended benefits may not be realized. Our due diligence investigations may fail to identify all of the problems, liabilities or other challenges associated with an acquired business which could result in increased risk of unanticipated or unknown issues or liabilities, including with respect to environmental, competition and other regulatory matters and our mitigation strategies for such risks that are identified may not be effective. As a result, we may not achieve some or any of the benefits, including anticipated synergies or accretion to earnings, that we expect to achieve in connection with our acquisitions, including the P&G Beauty Business Acquisition, or we may not accurately anticipate the fixed and other costs associated with such acquisitions, which may materially adversely affect our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities. Any financing for an acquisition could increase our indebtedness or result in a potential violation of the debt covenants under our existing facilities requiring consent or waiver from our lenders, which could delay or prevent the acquisition, or dilute the interests of our stockholders. For example, in connection with the P&G Beauty Business Acquisition, Green Acquisition Sub Inc., a wholly-owned subsidiary of the Company, was merged with and into Galleria, with Galleria continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company (the “Green Merger”) and pre-Green Merger holders of our stock were diluted to 46% of the fully diluted shares of common stock immediately following the Green Merger. In addition, acquisitions of foreign businesses, new entrepreneurial businesses and businesses in new distribution channels, such as our acquisition of the Hypermarcas Brands, Younique and ghd, entail certain particular risks, including potential difficulties in geographies and channels in which we lack a significant presence, difficulty in seizing business opportunities compared to local or other global competitors, difficulty in complying with new regulatory frameworks, the adverse impact of fluctuating exchange rates and entering lines of business where we have limited or no direct experience. See “—Fluctuations in currency exchange rates may negatively impact our financial condition and results of operations” and “—We are subject to risks related to our international operations.”

We face risks associated with our joint ventures.

We are party to several joint ventures in both the U.S. and abroad. Going forward, we may acquire interests in more joint venture enterprises to execute our business strategy by utilizing our partners’ skills, experiences and resources. These joint ventures involve risks that our joint venture partners may:

•	have economic or business interests or goals that are inconsistent with or adverse to ours;
•	take actions contrary to our requests or contrary to our policies or objectives, including actions that may violate applicable law;
•	be unable or unwilling to fulfill their obligations under the relevant joint venture agreements;
•	have financial difficulties; or
•	have disputes with us as to the scope of their rights, responsibilities and obligations.

In certain cases, joint ventures may present us with a lack of ability to fully control all aspects of their operations, including due to veto rights, and we may not have full visibility with respect to all operations, customer relations and compliance practices, among others.

Our present or future joint venture projects may not be successful. We have had, and cannot assure you that we will not in the future have, disputes or encounter other problems with respect to our present or future joint venture partners or that our joint venture agreements will be effective or enforceable in resolving these disputes or that we will be able to resolve such disputes and solve such problems in a timely manner or on favorable economic terms, or at all. Any failure by us to address these potential disputes or conflicts of interest effectively could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

If we are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks, patents and copyrights, or if our brand partners and licensors are unable to maintain and protect their intellectual property rights that we use in connection with our products, our ability to compete could be negatively impacted.

Our intellectual property is a valuable asset of our business. Although certain of the intellectual property we use is registered in the U.S. and in many of the foreign countries in which we operate, there can be no assurances with respect to such intellectual property rights, including our ability to further register, use or defend key current or future trademarks. Further, applicable law may provide only limited and uncertain protection, particularly in emerging markets, such as China.

Furthermore, we may fail to apply for, or be unable to obtain, intellectual property protection for certain aspects of our business. Third parties have in the past and could in the future bring infringement, invalidity, co-inventorship, re-examination, opposition or similar claims with respect to our current or future intellectual property. Any such claims, whether or not successful, could be costly to defend, may not be sufficiently covered by any indemnification provisions to which we are party, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities. Patent expirations may also affect our business. As patents expire, competitors may be able to legally produce and market products similar to the ones that were patented, which could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

In addition, third parties may illegally distribute and sell counterfeit versions of our products, which may be inferior or pose safety risks and could confuse consumers, which could cause them to refrain from purchasing our brands in the future or otherwise damage our reputation. In recent years, there has been an increase in the availability of counterfeit goods, including fragrances, in various markets by street vendors and small retailers, as well as on the Internet. The presence of counterfeit versions of our products in the market and of prestige products in mass distribution channels could also dilute the value of our brands, force us and our distributors to compete with heavily discounted products, cause us to be in breach of contract or otherwise have a negative impact on our reputation and business, prospects, financial condition or results of operations. We are rationalizing our wholesale distribution and continue efforts to reduce the amount of product diversion to the value and mass channels; however, stopping such commerce could result in a potential adverse impact to our sales and net revenues, including to those customers who are selling our products to unauthorized retailers, or an increase in returns over historical levels.

In order to protect or enforce our intellectual property and other proprietary rights, we may initiate litigation or other proceedings against third parties, such as infringement suits, opposition proceedings or interference proceedings. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns, adversely impact customer relations and we may not be successful. Litigation and other proceedings may also put our intellectual property at risk of being invalidated or interpreted narrowly. The occurrence of any of these events may have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

In addition, many of our products bear, and the value of our brands is affected by, the trademarks and other intellectual property rights of our brand and joint venture partners and licensors. Our brand and joint venture partners’ and licensors’ ability to maintain and protect their trademark and other intellectual property rights is subject to risks similar to those described above with respect to our intellectual property. We do not control the protection of the trademarks and other intellectual property rights of our brand and joint venture partners and licensors and cannot ensure that our brand and joint venture partners and licensors will be able to secure or protect their trademarks and other intellectual property rights, which could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Our success depends on our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property of third parties.

Our commercial success depends in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and other proprietary rights of third parties. However, we cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate such rights. Moreover, our acquisition targets and other businesses in which we make strategic investments are often smaller or younger companies with less robust intellectual property clearance practices, and we may face challenges on the use of their trademarks and other proprietary rights. For example, we are facing oppositions to our use of the “Younique” mark in certain jurisdictions, including the European Economic Area. If we are found to be infringing, misappropriating or otherwise violating a third-party trademark, patent, copyright or other proprietary rights, we may need to obtain a license, which may not be available in a timely manner on commercially reasonable terms or at all, or redesign or rebrand our products, which may not be possible or result in a significant delay to market or otherwise have an adverse commercial impact. We may also be required to pay substantial damages or be subject to a court order prohibiting us and our customers from selling certain products or engaging in certain activities, which could therefore have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Our goodwill and other assets have been subject to impairment and may continue to be subject to impairment in the future.

We are required, at least annually, to test goodwill and indefinite intangible assets to determine if any impairment has occurred. Impairment may result from various factors, including adverse changes in assumptions used for valuation purposes, such as actual or projected revenue growth rates, profitability or discount or interest rates. If the testing indicates that an impairment has occurred, we are required to record a non-cash impairment charge for the difference between the carrying value of the goodwill or indefinite intangible assets and the implied fair value of the goodwill or the fair value of indefinite intangible assets.

We cannot predict the amount and timing of any future impairments, if any. We have experienced impairment charges with respect to goodwill, intangible assets or other items in connection with past acquisitions, and we may experience such charges in connection with recent and future acquisitions. Any future impairment of our goodwill or other intangible assets could have an adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities. For a further discussion of our impairment testing, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition-Liquidity and Capital Resources-Goodwill, Other Intangible Assets and Long-Lived Assets” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and subsequent quarterly reports on Form 10-Q filed with the SEC.

A general economic downturn, credit constriction, uncertainty in global economic or political conditions or other global events or a sudden disruption in business conditions may affect consumer spending, which could adversely affect our financial results.

Global events may impact our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities. We operate in an environment of slow overall growth in the segments and geographies in which we compete with increasing competitive pressure and changing consumer preferences. While luxury fragrances and skin care categories are experiencing strong growth, declines in the retail nail, mass color cosmetics and mass fragrances categories in the U.S. and certain key markets in Western Europe continue to impact our business and financial results. Deterioration of social or economic conditions in Europe or elsewhere could also impair collections on accounts receivable. For example, the June 23, 2016 referendum in the U.K. in which voters approved an exit from the E.U., commonly referred to as “Brexit,” and subsequent initiation of formal withdrawal procedures by the U.K. government has caused significant volatility in the financial and credit markets and may impact consumer spending and economic conditions generally in Europe. The global markets and currencies have been adversely impacted, including a sharp decline in the value of the British pound as compared to the U.S. dollar. Volatilities in exchange rates resulting from Brexit are expected to continue at least in the short term as the U.K. continues to negotiate its exit from the E.U. Although it is unknown what those terms will be, it is possible that there will be greater restrictions on imports and exports between the U.K. and E.U. countries and increased regulatory complexities. These changes may adversely affect our operations and financial results. See “—We are subject to risks related to our international operations.” Further, the impact of recent political and economic developments in the United States, the U.K. and Europe, including the change in administration in the U.S., and the results of several 2017 elections in European nations are uncertain. These political and economic developments could result in changes to legislation or reformation of government policies, rules and regulations pertaining to trade. Such changes could have a significant impact on our business by increasing the cost of doing business, affecting our ability to sell our products and negatively impacting our profitability.

In addition, our sales are affected by the overall level of consumer spending. The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs and consumer confidence, each of which is beyond our control. Consumer purchases of discretionary and other items and services, including beauty products, tend to decline during recessionary periods and otherwise weak economic environments, when disposable income is lower. A decline in consumer spending may have a negative impact on our direct sales and could cause financial difficulties at our retailer and other customers. If consumer purchases decrease, we may not be able to generate enough cash flow to meet our debt obligations and other commitments and may need to refinance our debt, dispose of assets or issue equity to raise necessary funds. We cannot predict whether we would be able to undertake any of these actions to raise funds on a timely basis or on satisfactory terms or at all. The financial difficulties of a customer or retailer could also cause us to curtail or eliminate business with that customer or retailer. We may also decide to assume more credit risk relating to the receivables from our customers or retailers, which increases the possibility of late or non-payment of receivables. Our inability to collect receivables from a significant retailer or customer, or from a group of these customers, could have a material adverse effect on our business, prospects, results of operations, financial condition, results of operations, cash flows, as well as the trading price of our securities. If a retailer or customer were to go into liquidation, we could incur additional costs if we choose to purchase the retailer’s or customer’s inventory of our products to protect brand equity.

Volatility in the financial markets could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

While we currently generate significant cash flows from our ongoing operations and have access to global credit markets through our various financing activities, credit markets may experience significant disruptions. Deterioration in global financial markets could make future financing difficult or more expensive. If any financial institutions that are parties to our credit facilities or other financing arrangements, such as interest rate or foreign currency exchange hedging instruments, were to declare bankruptcy or become insolvent, they may be unable to perform under their agreements with us. This could leave us with reduced borrowing capacity or could leave us unhedged against certain interest rate or foreign currency exposures, which could have an adverse impact on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Fluctuations in currency exchange rates may negatively impact our financial condition and results of operations.

Exchange rate fluctuations have affected and may in the future affect our results of operations, financial condition, reported earnings, the value of our foreign assets, the relative prices at which we and foreign competitors sell products in the same markets and the cost of certain inventory and non-inventory items required by our operations. The currencies to which we are exposed include the euro, the British pound, the Chinese yuan, the Polish zloty, the Russian ruble, the Brazilian real, the Australian dollar and the Canadian dollar. The exchange rates between these currencies and the U.S. dollar in recent years have fluctuated significantly and may continue to do so in the future. A depreciation of these currencies against the U.S. dollar would decrease the U.S. dollar equivalent of the amounts derived from foreign operations reported in our consolidated financial statements and an appreciation of these currencies would result in a corresponding increase in such amounts. The cost of certain items, such as raw materials, transportation and freight, required by our operations may be affected by changes in the value of the various relevant currencies. To the extent that we are required to pay for goods or services in foreign currencies, the appreciation of such currencies against the U.S. dollar would tend to negatively impact our financial condition and results of operations. We hedge certain exposures to foreign currency exchange rates arising in the ordinary course of business in order to mitigate the effect of such fluctuations.

We are subject to risks related to our international operations.

We operate on a global basis, and approximately 67% of our net revenues in fiscal 2017 were generated outside North America. We maintain offices in over 35 countries and markets, sell and distribute our products in over 150 countries and territories. Our presence in such geographies has expanded as a result of our acquisitions, including the ghd Acquisition, the acquisition of the Hypermarcas Brands, and the P&G Beauty Business Acquisition, and we are exposed to risks inherent in operating in geographies in which we have not operated in or have been less present in the past.

Non-U.S. operations are subject to many risks and uncertainties, including ongoing instability or changes in a country’s or region’s economic, regulatory or political conditions, including inflation, recession, interest rate fluctuations, sovereign default risk and actual or anticipated military or political conflicts (including any other change resulting from Brexit), labor market disruptions, new or increased tariffs, quotas, exchange or price controls, trade barriers or other restrictions on foreign businesses, our failure to effectively and timely implement processes and policies across our diverse operations and employee base and difficulties and costs associated with complying with a wide variety of complex and potentially conflicting regulations across multiple jurisdictions.

In addition, sudden disruptions in business conditions as a consequence of events such as terrorist attacks, war or other military action or the threat of further attacks, pandemics or other crises or vulnerabilities or as a result of adverse weather conditions or climate changes, may have an impact on consumer spending, which could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

In addition, on December 22, 2017, the President of the United States signed the Tax Act, which includes a broad range of tax changes significantly revising the U.S. corporate income tax system by, amongst other things, reducing the U.S. federal corporate tax rate from 35% to 21%, implementing a modified territorial tax system (including a new minimum tax on certain foreign earnings) and imposing one-time deemed repatriation tax on historical earnings generated by certain foreign subsidiaries that had not previously been repatriated to the United States. The new law makes broad and complex changes to the U.S. tax laws that affect businesses operating internationally, and we expect to see future regulatory, administrative or legislative guidance that could adversely affect our financial results. We are analyzing the Tax Act to determine the full impact of the new tax law, and to the extent any future guidance differs from our preliminary interpretation of the law, it could have a material adverse effect on our financial position and results of operations. In addition, some foreign governments may enact tax laws in response to the Tax Act that could result in further changes to global taxation and that could materially adversely affect our financial results.

We are subject to legal proceedings and legal compliance risks.

We are subject to a variety of legal proceedings and legal compliance risks in the countries in which we do business, including the matters described under the heading “Legal Proceedings” in Part I, Item 3 of our latest Annual Report on Form 10-K. We are under the jurisdiction of regulators and other governmental authorities which may, in certain circumstances, lead to enforcement actions, changes in business practices, fines and penalties, the assertion of private litigation claims and damages and adversely impact our customer relationships, particularly to the extent customers were implicated by such proceedings. We are also subject to legal proceedings and legal compliance risks in connection with legacy matters involving our recent acquisitions, including the P&G Beauty Business, ghd and Younique, that were previously outside our control and that we are now independently addressing, which may result in unanticipated or new liabilities. While we believe that we have adopted, and /or will adopt, appropriate risk management and compliance programs, the global nature of our operations and many laws and regulations to which we are subject mean that legal and compliance risks will continue to exist with respect to our business, and additional legal proceedings and other contingencies, the outcome and impact of which cannot be predicted with certainty, will arise from time to time.

Our operations and acquisitions in certain foreign areas expose us to political, regulatory, economic and reputational risks.

We operate on a global basis. Our employees, contractors and agents, business partners, joint venture and joint venture partners and companies to which we outsource certain of our business operations, may take actions in violation of our compliance policies or applicable law. In addition, some of our recent acquisitions have required us to integrate non-U.S. companies that had not, until our acquisition, been subject to U.S. law or other laws to which we are subject. In many countries, particularly in those with developing economies, it may be common for persons to engage in business practices prohibited by the laws and regulations applicable to us. We are in the process of enhancing our compliance program as a result of the P&G Beauty Business Acquisition, but we cannot assure you that we will not encounter problems with respect to such programs or that such programs will be effective in ensuring compliance. Failure by us or our subsidiaries to comply with these laws or policies could subject us to civil and criminal penalties, cause us to be in breach of contract or damage to our or our licensors’ reputation, each of which could materially and adversely affect our business, prospects, financial condition, cash flows, results of operations, cash flows, as well as the trading price of our securities.

For example, in 2012, we voluntarily disclosed to the U.S. Department of Commerce, Bureau of Industry and Security, Office of Antiboycott Compliance (“OAC”) that our majority-owned subsidiary in the UAE may have violated certain antiboycott regulations. In October 2016, we settled this matter with the OAC for an immaterial amount. We may experience reputational harm and increased regulatory scrutiny, and the U.S. may impose additional sanctions at any time on other countries where we sell our products. If so, our existing activities may be adversely affected, or we may incur costs in order to come into compliance with future sanctions, depending on the nature of any further sanctions that may be imposed.

We are subject to the interpretation and enforcement by governmental agencies of other foreign laws, rules, regulations or policies, including any changes thereto, such as restrictions on trade, import and export license requirements, and tariffs and taxes (including tax assessments and disputes related thereto), which may require us to adjust our operations in certain areas where we do business. We face legal and regulatory risks in the U.S. and abroad and, in particular, cannot predict with certainty the outcome of various contingencies or the impact that pending or future legislative and regulatory changes may have on our business. It is not possible to gauge what any final regulation may provide, its effective date or its impact at this time. These risks could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Our failure to protect our reputation, or the failure of our brand partners or licensors to protect their reputations, could have a material adverse effect on our brand images.

Our ability to maintain our reputation is critical to our business and our various brand images. Our reputation could be jeopardized if we fail to maintain high standards for product quality and integrity (including should we be perceived as violating the law) or if we, or the third parties with whom we do business, do not comply with regulations or accepted practices and are subject to a significant product recall, litigation, or allegations of tampering, animal testing or use of certain ingredients (such as certain palm oil). Any negative publicity about these types of concerns or other concerns, whether actual or perceived or directed towards us or our competitors, may reduce demand for our products. Failure to comply with ethical, social, product, labor and environmental standards, or related political considerations, could also jeopardize our reputation and potentially lead to various adverse consumer actions, including boycotts. In addition, our employees’ use of social media subjects us to potential negative publicity if such use does not align with our high standards for product quality and integrity or fails to comply with regulations or accepted practices. Furthermore, widespread use of digital and social media by consumers has greatly increased the accessibility of information and the speed of its dissemination. Negative or inaccurate publicity, posts or comments on social media, whether accurate or inaccurate, about us or our brand partners and licensors, our respective brands or our respective products, whether true or untrue, could damage our respective brands and our reputation.

Additionally, our success is also partially dependent on the reputations of our brand partners and licensors and the goodwill associated with their intellectual property. We often rely on our brand partners or licensors to manage and maintain their brands, but these licensors’ reputation or goodwill may be harmed due to factors outside our control, which could be attributed to our other brands and have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities. Many of these brand licenses are with fashion houses, whose popularity may decline due to mismanagement, changes in fashion or consumer preferences or other factors beyond our control. Similarly, certain of our products bear the names and likeness of celebrities, whose brand or image may change without notice and who may not maintain the appropriate celebrity status or positive association among the consumer public to support projected sales levels. In addition, in the event that any of these licensors were to enter bankruptcy proceedings, we could lose our rights to use the intellectual property that the applicable licensors license to us.

Damage to our reputation or the reputations of our brand partners or licensors or loss of consumer confidence for any of these or other reasons could have a material adverse effect on our results of operations, financial condition and cash flows, as well as require additional resources to rebuild our reputation.

Our brand licenses may be terminated if specified conditions are not met.

We license trademarks for many of our product lines. Our brand licenses typically impose various obligations on us, including the payment of annual royalties, maintenance of the quality of the licensed products, achievement of minimum sales levels, promotion of sales and qualifications and behavior of our suppliers, distributors and retailers. We have breached, and may in the future breach, certain terms of our brand licenses. If we breach our obligations, our rights under the applicable brand license agreements could be terminated by the licensor and we could, among other things, lose our ability to sell products related to that brand, lose any upfront investments made in connection with such license and sustain reputational damage. We may also face difficulties in finding replacements for terminated licenses. Each of the aforementioned risks could have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Our business is subject to seasonal variability.

Our sales generally increase during our second fiscal quarter as a result of increased demand by retailers associated with the winter holiday season. We also experience an increase in sales during our fourth quarter in our Professional Beauty segment as a result of stronger activity prior to the summer holiday season. Accordingly, our financial performance, sales, working capital requirements, cash flow and borrowings generally experience variability during the three to six months preceding and during the holiday period. As a result of this seasonality, our expenses, including working capital expenditures and advertising spend, are typically higher during the period before a high-demand season. Consequently, any substantial decrease in, or inaccurate forecasting with respect to, net revenues during such periods of high demand including as a result of decreased customer purchases, increased product returns, production or distribution disruptions or other events (many of which are outside of our control), would prevent us from being able to recoup our earlier expenses and could have a material adverse effect on our financial condition, results of operations and cash flows.

A disruption in operations could adversely affect our business.

As a company engaged in manufacturing and distribution on a global scale, we are subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in supply chain or information systems, loss or impairment of key manufacturing sites or distribution centers, product quality control, safety, licensing requirements and other regulatory issues (including possible dawn raids), as well as natural disasters, pandemics, border disputes, acts of terrorism and other external factors over which we have no control. The loss of, or damage or disruption to, any of our manufacturing facilities or distribution centers could have a material adverse effect on our business, prospects, results of operations, financial condition, results of operations, cash flows, as well as the trading price of our securities.

We manufacture and package a majority of our products. Raw materials, consisting chiefly of essential oils, alcohols, chemicals, containers and packaging components, are purchased from various third-party suppliers. The loss of multiple suppliers or a significant disruption or interruption in the supply chain could have a material adverse effect on the manufacturing and packaging of our products. Increases in the costs of raw materials or other commodities may adversely affect our profit margins if we are unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in manufacturing and distribution. In addition, failure by our third-party suppliers to comply with ethical, social, product, labor and environmental laws, regulations or standards, or their engagement in politically or socially controversial conduct, such as animal testing, could negatively impact our reputations and lead to various adverse consequences, including decreased sales and consumer boycotts. The Dodd-Frank Wall Street Reform and Consumer Protection Act includes disclosure requirements regarding the use of certain minerals mined from the Democratic Republic of Congo and adjoining countries (each, a “covered country”) and procedures pertaining to a manufacturer’s efforts regarding the source of such minerals. SEC rules implementing these requirements may have the effect of reducing the pool of suppliers who can supply covered country “conflict free” products, and we may not be able to obtain covered country conflict free products or supplies in sufficient quantities for our operations. For calendar year 2016, we determined that we have no reason to believe that any products we manufactured or contracted to manufacture contained conflict minerals that may have originated in the covered countries. However, since our supply chain is complex, we may face operational obstacles and reputational challenges with our customers and stockholders if we are unable to continue to sufficiently verify the origins for the minerals used in our products.

We have also outsourced and may continue to outsource certain functions, and we are dependent on the entities performing those functions. The failure of one or more such entities to provide the expected services, provide them on a timely basis or provide them at the prices we expect, or the costs incurred in returning these outsourced functions to being performed under our management and direct control, may have a material adverse effect on our results of operations or financial condition.

We are increasingly dependent on information technology, and if we are unable to protect against service interruptions, corruption of our data and privacy protections, cyber-based attacks or network security breaches, our operations could be disrupted.

We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic and financial information, to manage a variety of business processes and activities, and to comply with regulatory, legal and tax requirements. We also depend on our information technology infrastructure for digital marketing activities, e-commerce and for electronic communications among our locations, personnel, customers and suppliers around the world. We are subject to an evolving body of federal, state and foreign laws, regulations, guidelines, and principles regarding data privacy and security. A data breach or inability on our part to comply with such laws, regulations, guidelines, and principles or to quickly adapt our practices to reflect them as they develop, could potentially subject us to significant liabilities and reputational harm. Several foreign governments, including the E.U., have regulations dealing with the collection and use of personal information obtained from their citizens, and regulators globally are also imposing greater monetary fines for privacy violations. For example, in 2016, the E.U. adopted a new law governing data practices and privacy called the General Data Protection Regulation (“GDPR”), which becomes effective in May 2018. The law establishes new requirements regarding the handling of personal data, and non-compliance with the GDPR may result in monetary penalties of up to 4% of worldwide revenue. The GDPR and other changes in laws or regulations associated with the enhanced protection of certain types of sensitive data, such as healthcare data or other personal information, could greatly increase our cost of providing our products and services or even prevent us from offering certain services in jurisdictions that we operate. The regulations are complex and likely require adjustments to our operations. We cannot assure you that we, our business partners or third-parties engaged by us will successfully comply with such laws and any failure to do so could result in significant liabilities and reputational harm. These information technology systems, some of which are managed by our business partners or third parties that we do not control, may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, cutover activities in our integration and simplification initiatives, power outages, hardware failures, computer viruses, attacks by computer hackers, telecommunication failures, user errors or catastrophic events. If our information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our product sales, financial condition and results of operations may be materially and adversely affected, and we could experience delays in reporting our financial results. There are further risks associated with the information systems of companies we acquire, both in terms of systems compatibility, level of security and functionality. It may cost us significant money and resources to address these risks and if our systems were to fail or we are unable to successfully expand the capacity of these systems, or we are unable to integrate new technologies into our existing systems our financial condition, results of operations and cash flows may be adversely impacted.

In addition, if we are unable to prevent security breaches, we may suffer financial and reputational damage or penalties because of the unauthorized disclosure of confidential information belonging to us or to our partners, customers or suppliers, including personal consumer or presenter information stored our or third-party systems. In addition, the unauthorized disclosure of nonpublic sensitive information could lead to the loss of intellectual property or damage our reputation and brand image or otherwise adversely affect our ability to compete.

From time to time, we undertake significant information technology systems projects, including enterprise resource planning updates, modifications and roll-outs. These projects may be subject to cost overruns and delays and may cause disruptions in our daily business operations. These cost overruns and delays and distractions as well as our reliance on certain third parties for certain business and financial information could impact our financial statements and could adversely impact our ability to run our business, correctly forecast future performance and make fully informed decisions. Any delay in timing of shipment of orders linked to unexpected technical challenges with such exits may impact our quarterly results.

Our success depends, in part, on our employees, including our key personnel.

Our success depends, in part, on our ability to identify, hire, train and retain our employees, including our key personnel, such as our executive officers and senior management team and our research and development and marketing personnel. The unexpected loss of one or more of our key employees could adversely affect our business. Competition for highly qualified individuals can be intense, and although many of our key personnel have signed non-compete agreements, it is possible that these agreements would be unenforceable, in whole or in part, in some jurisdictions, permitting employees in those jurisdictions to transfer their skills and knowledge to the benefit of our competitors with little or no restriction. We may not be able to attract, assimilate or retain qualified personnel in the future, and our failure to do so could adversely affect our business. Further, other companies may attempt to recruit our key personnel, even if bound by non-competes, which could result in diversion of management attention and our resources to litigation related to such recruitment. These risks may be exacerbated by the stresses associated with the integration of the P&G Beauty Business, implementation of our strategic plan, our recently announced reorganization, recent changes in our senior management team, recent acquisitions and other initiatives.

As we continue to restructure our workforce from time to time (including with respect to acquisitions and our overall growth strategy) and work with more brand partners and licensors, the risk of potential employment-related claims will also increase. As such, we or our partners may be subject to claims, allegations or legal proceedings related to employment matters including, but not limited to, discrimination, harassment (sexual or otherwise), wrongful termination or retaliation, local, state or federal labor law violations, injury, and wage violations. In addition, our employees in certain countries in Europe are subject to works council arrangements, exposing us to works council claims and associated litigation. In the event we or our partners are subject to one or more employment-related claims, allegations or legal proceedings, we or our partners may incur substantial costs, losses or other liabilities in the defense, investigation, settlement, delays associated with, or other disposition of such claims. In addition to the economic impact, we or our partners may also suffer reputational harm as a result of such claims, allegations and legal proceedings and the investigation, defense and prosecution of such claims, allegations and legal proceedings could cause substantial disruption in our or our partners’ business and operations. While we do have policies and procedures in place to reduce our exposure to these risks, there can be no assurance that such policies and procedures will be effective or that we will not be exposed to such claims, allegations or legal proceedings.

Our success depends, in part, on the quality, efficacy and safety of our products.

Product safety or quality failures, actual or perceived, or allegations of product contamination, even when false or unfounded, or inclusion of regulated ingredients could tarnish the image of our brands and could cause consumers to choose other products. Allegations of contamination, allergens or other adverse effects on product safety or suitability for use by a particular consumer, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected production was distributed. Such issues or recalls and any related litigation could negatively affect our profitability and brand image.

In addition, government authorities regulate advertising and product claims regarding the performance and benefits of our products. These regulatory authorities typically require a reasonable basis to support any marketing claims. What constitutes a reasonable basis for substantiation can vary widely based on geography, and there is no assurance that the efforts that we undertake to support our claims will be deemed adequate for any particular product or claim. If we are unable to show adequate substantiation for our product claims, or our promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, regulatory authorities could take enforcement action or impose penalties, such as monetary consumer redress, requiring us to revise our marketing materials, amend our claims or stop selling or recalling certain products, all of which could harm our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities. Any regulatory action or penalty could lead to private party actions, which could further harm our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

If our products are perceived to be defective or unsafe, or if they otherwise fail to meet our consumers’ expectations, our relationships with customers or consumers could suffer, the appeal of one or more of our brands could be diminished, and we could lose sales or become subject to liability claims. In addition, safety or other defects in our competitors’ products could reduce consumer demand for our own products if consumers view them to be similar or view the defects as symptomatic of the product category. Any of these outcomes could result in a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.

If we underestimate or overestimate demand for our products and do not maintain appropriate inventory levels, our net revenues or working capital could be negatively impacted.

We currently engage in a program seeking to improve control over our product demand and inventories. We have identified, and may continue to identify, inventories that are not saleable in the ordinary course, but there is no assurance that our existing program or any future inventory management program will be successful in improving our inventory control. Our ability to manage our inventory levels to meet demand for our products is important for our business. If we overestimate or underestimate demand for any of our products, we may not maintain appropriate inventory levels, we could have excess inventory that we may need to hold for a long period of time, write down, sell at prices lower than expected or discard, which could negatively impact our net sales or working capital, hinder our ability to meet demand, or cause us to incur excess and obsolete inventory charges. We are also seeking to improve our payable terms, which could adversely affect our relations with our suppliers.

In addition, we have significant working capital needs, as the nature of our business requires us to maintain inventories that enable us to fulfill customer demand. We generally finance our working capital needs through cash flows from operations and borrowings under our credit facilities. If we are unable to finance our working capital needs on the same or more favorable terms going forward, or if our working capital requirements increase and we are unable to finance the increase, we may not be able to produce the inventories required by demand, which could result in a loss of sales.

Changes in laws, regulations and policies that affect our business or products could adversely affect our business, financial condition, results of operations, cash flows, as well as the trading price of our securities.

Our business is subject to numerous laws, regulations and policies. Changes in the laws (both foreign and domestic), regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, our business or products, including those related to taxes, tariffs, corruption, the environment or climate change, immigration, restrictions or requirements related to product content, labeling and packaging, trade and customs (including, among others, import and export license requirements, quotas, trade barriers, and other measures imposed by foreign countries), restrictions on foreign investment, the outcome and expense of legal or regulatory proceedings, and any action we may take as a result, and changes in accounting standards, could adversely affect our financial results. For example, any potential changes in sanctions against Russia or Iran may hinder our ability to conduct business with potential or existing customers and vendors in these countries. Also, the Tax Act was enacted on December 22, 2017, and includes a broad range of tax changes significantly revising the U.S. corporate income tax system by, amongst other things, reducing the U.S. federal corporate tax rate from 35% to 21%, implementing a modified territorial tax system (including a new minimum tax on certain foreign earnings) and imposing onetime deemed repatriation tax on historical earnings generated by certain foreign subsidiaries that had not previously been repatriated to the United States. The new law makes broad and complex changes to the U.S. tax laws that affect businesses operating internationally, and we expect to see future regulatory, administrative or legislative guidance that could adversely affect our financial results. See “—We are subject to risks related to our international operations,” “—Network marketing is subject to intense government scrutiny, and regulation and changes in the law, or the interpretation and enforcement of the law, might adversely affect our business” and “—We face risks associated with our independent contractors.”

We are also subject to legal proceedings and legal compliance risks in connection with legacy matters related to recently acquired companies that were previously outside our control. Such matters may result in our incurring unanticipated costs that may negatively impact the positive financial contributions of such acquisitions at least in the periods in which such liability is incurred or require operational adjustments that affect our results of operations with respect to such investments. We may not have adequate or any insurance coverage for some of these legacy matters, including matters assumed in the P&G Beauty Business Acquisition. While we believe that we have adopted, and will adopt, appropriate risk management and compliance programs, the global nature of our operations and many laws and regulations to which we are subject mean that legal and compliance risks will continue to exist with respect to our business, and additional legal proceedings and other contingencies, the outcome of which cannot be predicted with certainty, will arise from time to time, which could adversely affect our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our securities.

Network marketing is subject to intense government scrutiny, and regulation and changes in the law, or the interpretation and enforcement of the law, might adversely affect our business.

On February 1, 2017, we entered into a joint venture with the founders of Younique, a leading online peer-to-peer social selling platform in beauty. We are now subject to a number of federal and state regulations administered by the Federal Trade Commission (the “FTC”) and various federal and state agencies in the United States related to Younique’s network marketing program, as well as regulations on direct selling in foreign countries administered by foreign agencies. We are subject to the risk that, in one or more countries, Younique’s network marketing program could be found by federal, state or foreign regulators not to be in compliance with applicable law or regulations, which could result in significant fines, changes in business practices or a permanent injunction.

Regulations applicable to network marketing organizations generally are directed at preventing fraudulent or deceptive schemes, often referred to as “pyramid” or “chain sales” schemes, by ensuring that product sales ultimately are made to consumers and that advancement within an organization is based on sales of the organization’s products rather than investments in the organization or other non-retail sales-related criteria. The regulatory requirements concerning network marketing programs do not include “bright line” rules and are inherently fact-based, and thus, we are subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change and business practices can evolve. There is no assurance that the FTC or other federal, state or foreign courts or agencies will consider us to be in compliance.

The ambiguity surrounding these laws can also affect the public perception of us. The failure of the network marketing program to comply with current or newly adopted regulations or any allegations or charges to that effect brought by federal, state or foreign regulators could negatively impact our brands and business in a particular market or in general and may adversely affect our share price.

We are also subject to the risk of private party challenges to the legality of the network marketing program. Some network marketing programs of other companies have been successfully challenged in the past. Adverse judicial determinations with respect to the network marketing program, or in proceedings not involving us directly but that challenge the legality of network marketing systems, in any other market in which we operate could increase costs to the extent we are obligated to contribute to the cost of defense and could negatively impact our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our securities.

We face risks associated with our independent contractors.

We have personnel that we classify as independent contractors for U.S. federal and state and international employment law purposes in certain positions in our business. For example, Younique relies on independent presenters that it classifies as independent contractors to sell its products through its peer-to-peer social selling platform, and we are subject to risks related to Younique presenters’ status as independent contractors.

We are not in a position to directly provide the same direction, motivation and oversight to our independent contractors as we would if such personnel were our own employees. As a result, there can be no assurance that our independent contractors will comply with applicable law or our policies and procedures. Violations by our independent contractors of applicable law or of our policies and procedures in dealing with customers and other third parties could reflect negatively on our products and operations and harm our business reputation and also negatively impact our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our securities. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our independent contractors. In addition, our independent contractors are not subject to employment agreements with us, and our ability to retain such personnel or enforce non-competes or other restrictions against them may be limited.

In addition, we are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to changes in judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable. If legal standards for classification of independent contractors change, it may be necessary to modify our compensation structure for these personnel, including by paying additional compensation and taxes and/or reimbursing expenses. In addition, if we are determined to have misclassified such personnel as independent contractors, we would incur additional exposure under federal and state law, including workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings. Any of these outcomes could result in costs to us, could impair our financial condition and our ability to conduct our business and could damage our reputation and our ability to attract and retain other personnel.

We are subject to risks related to our common stock and our stock repurchase program.

Any repurchases pursuant to our stock repurchase program, or a decision to discontinue our stock repurchase program, which may be discontinued at any time, could affect our stock price and increase volatility. For a two-year period following the closing of the P&G Beauty Business Acquisition, we are subject to certain restrictions in repurchasing our stock. For more information on our stock repurchase restrictions, see “—We could be adversely affected by significant restrictions following the P&G Beauty Business Acquisition in order to avoid tax-related liabilities.” In addition, the timing and actual number of any shares repurchased will depend on a variety of factors including the timing of open trading windows, price, corporate and regulatory requirements, an assessment by management and our board of directors of cash availability, capital allocation priorities and other market conditions. Further, we allow pledging by our employees in connection with certain executive ownership programs. A drop in the share price could result in pledged shares being sold pursuant to the terms of the pledge, which could result in a decrease in the trading price of our stock and subject us to civil and criminal investigations, including with respect to insider trading.

If the Distribution (as defined below) does not qualify as a tax-free transaction under sections 355 or 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”) or the Green Merger does not qualify as a tax-free “reorganization” under section 368(a) of the Code, including as a result of actions taken in connection with the Distribution or the Green Merger or as a result of subsequent acquisitions of Company, P&G or Galleria common stock, then P&G and its shareholders may incur substantial U.S. federal income tax liability, and we may have substantial indemnification obligations to P&G under the tax matters agreement entered into in connection with the P&G Beauty Business Acquisition dated October 1, 2016 (the “Tax Matters Agreement”).

In connection with the closing of the P&G Beauty Business Acquisition on October 1, 2016, we and P&G received written opinions from special tax counsel regarding the intended tax treatment of the Green Merger, and P&G received an additional written opinion from special tax counsel regarding the intended tax treatment of the Distribution. The opinions were based on, among other things, certain assumptions and representations as to factual matters and certain covenants made by us, P&G, Galleria and Green Acquisition Sub Inc. (“Green Merger Sub”), which, if incorrect or inaccurate in any material respect, could jeopardize the conclusions reached by special tax counsel in their opinions. We are not aware of any facts or circumstances that would cause the assumptions or representations to be relied upon in the above-described tax opinions to be untrue or incomplete in any material respect or that would preclude any of us, P&G, Galleria or Green Merger Sub from complying with all applicable covenants. Any change in currently applicable law, which may be retroactive, or the failure of any representation or assumption to be true, correct and complete or any applicable covenant to be satisfied in all material respects, could adversely affect the conclusions reached by counsel. Furthermore, it should be noted that there is a lack of binding administrative and judicial authority addressing the tax-free treatment of transactions substantially similar to the distribution by P&G of its shares of Galleria common stock to P&G shareholders by way of an exchange offer (the “Distribution”) and the Green Merger, the opinions will not be binding on the Internal Revenue Service (“IRS”) or a court, and the IRS or a court may not agree with the opinions. As a result, while it is impossible to determine the likelihood that the IRS or a court could disagree with the conclusions of the above-described opinions, the IRS could assert, and a court could determine, that the Distribution and Green Merger should be treated as taxable transactions.

If, notwithstanding the receipt of the above-described opinion received by P&G, the Distribution is determined to be a taxable transaction, each P&G shareholder who receives shares of Galleria common stock in the Distribution would generally be treated as recognizing taxable gain equal to the difference between the fair market value of the shares of Galleria common stock received by the shareholder and its tax basis in the shares of P&G common stock exchanged therefor. Additionally, in such case, P&G would generally recognize taxable gain equal to the excess of the fair market value of the assets transferred to Galleria plus liabilities assumed by Galleria over P&G’s tax basis in those assets, and this would likely produce substantial income tax adjustments to P&G.

Even if the Galleria Transfer (as used herein, “Galleria Transfer” means the contribution of certain specified assets related to P&G Beauty Business by P&G to Galleria in exchange for Galleria common stock, any distribution to P&G of a portion of the amount calculated pursuant to the transaction agreement entered into in connection with the P&G Beauty Business Acquisition dated July 8, 2015 (the “Transaction Agreement”), for the recapitalization of Galleria and the assumption of certain liabilities related to P&G Beauty Business, in each case in accordance with the Transaction Agreement) and the Distribution, taken together, were otherwise to qualify as a tax-free transaction under section 368(a)(1)(D) of the Code, and the Distribution were otherwise to qualify as a distribution to P&G shareholders pursuant to section 355 of the Code, the Distribution would become taxable to P&G (but not P&G shareholders) pursuant to section 355(e) of the Code if a 50% or greater interest (by vote or value) of either P&G or Galleria was acquired (including, in the latter case, through the acquisition of our stock in or after the Green Merger), directly or indirectly, by certain persons as part of a plan or series of related transactions that included the Distribution. For this purpose, any acquisitions of shares of our common stock, P&G common stock or Galleria common stock within the period beginning two years before the Distribution and ending two years after the Distribution are presumed to be part of such a plan, although we, P&G or Galleria may be able to rebut that presumption. While the Green Merger will be treated as part of such a plan for purposes of the test, standing alone, it should not cause the Distribution to be taxable to P&G under section 355(e) of the Code because P&G shareholders held over 54% of our outstanding common stock immediately following the Green Merger. However, if the IRS were to determine that other acquisitions of our shares of stock, P&G common stock or Galleria common stock, either before or after the Distribution, were part of a plan or series of related transactions that included the Distribution, that determination could result in the recognition of a taxable gain by P&G. While P&G generally would recognize gain as if it had sold the shares of Galleria common stock distributed to P&G shareholders in the Distribution for an amount equal to the fair market value of such stock, P&G has agreed under the Tax Matters Agreement among us, P&G, Galleria and Green Merger Sub to make a protective election under section 336(e) of the Code with respect to the Distribution, which generally causes a deemed sale of Galleria’s assets upon a taxable Distribution. In such case, to the extent that P&G is responsible for the resulting transaction taxes, we generally would be required to make periodic payments to P&G equal to the tax savings arising from a “step up” in the tax basis of Galleria’s assets as a result of the protective election under section 336(e) of the Code taking effect.

Under the Tax Matters Agreement, we are required to indemnify P&G against tax-related losses (e.g., increased taxes, penalties and interest required to be paid by P&G) if the Distribution were taxable to P&G as a result of the acquisition of a 50% or greater interest (by vote or value) in us as part of a plan or series of related transactions that included the Distribution, except where such acquisition would not have been taxable but for P&G’s breach of certain provisions described in the Tax Matters Agreement. In addition, we are required to indemnify P&G for any tax liabilities resulting from the failure of the Green Merger to qualify as a reorganization under section 368(a) of the Code or the failure of the Distribution to qualify as a tax-free reorganization under sections 355 and 368(a) of the Code (including, in each case, failure to so qualify under a similar provision of state or local law) to the extent that such failure is attributable to a breach of certain representations and warranties by us or certain actions or omissions by us. Tax-related losses attributable both to actions or omissions by us, on the one hand, and certain actions or omissions by P&G, on the other hand, would be shared according to the relative fault of us and P&G. If we are required to indemnify P&G in the event of a taxable Distribution, this indemnification obligation would be substantial and could have a material adverse effect on us, including with respect to our financial condition and results of operations. Except as described above, P&G would not be entitled to indemnification under the Tax Matters Agreement with respect to any taxable gain recognized in the Distribution. To the extent that we have any liability for any taxes of P&G, Galleria or any of their affiliates with respect to the P&G Beauty Business Acquisition that do not result from actions or omissions for which we are liable as described above, P&G must indemnify us for such tax-related losses.

We could be adversely affected by significant restrictions following the P&G Beauty Business Acquisition in order to avoid tax-related liabilities.

The Tax Matters Agreement among us, P&G, Galleria and Green Merger Sub requires that we and Galleria, for a two-year period following the closing of the Green Merger, generally avoid taking certain actions. These limitations are designed to restrict actions that might cause the Distribution to be treated under section 355(e) of the Code as part of a plan under which a 50% or greater interest (by vote or value) in us is acquired or that could otherwise cause the Distribution, Green Merger and/or certain related transactions to become taxable to P&G. Unless we deliver an unqualified opinion of tax counsel reasonably acceptable to P&G, confirming that a proposed action would not cause the Distribution, Green Merger and/or certain related transactions to become taxable, or P&G otherwise consents to the action, we and Galleria are each generally prohibited or restricted during the two-year period following the closing of the Green Merger from:

•	subject to specified exceptions, issuing stock (or stock equivalents) or recapitalizing, repurchasing, redeeming or otherwise participating in acquisitions of its stock;
•	amending our or Galleria’s certificate of incorporation or other organizational documents to affect the voting rights of our or Galleria’s stock;
•	merging or consolidating with another entity, or liquidating or partially liquidating, except for any merger, consolidation, liquidation or partial liquidation that is disregarded for U.S. federal income tax purposes;
•	discontinuing, selling, transferring or ceasing to maintain the Galleria active business under section 355(b) of the Code;
•	taking any action that permits a proposed acquisition of our stock or Galleria stock to occur by means of an agreement to which none of us, Galleria or their affiliates is a party (including by soliciting a tender offer for Galleria stock or our stock, participating in or otherwise supporting any unsolicited tender offer for such stock or redeeming rights under a shareholder rights plan with respect to such stock); and
•	engaging in other actions or transactions that could jeopardize the tax-free status of the Distribution, Green Merger and/or certain related transactions.

In addition, even if we deliver such an unqualified opinion, or P&G otherwise consents, we generally would be required to indemnify P&G if an action that would be otherwise restricted results in tax-related losses to P&G.

Due to these restrictions and indemnification obligations under the Tax Matters Agreement, including the indemnification obligations described in the preceding risk factor, many strategic alternatives may be unavailable to us during the two-year period following the consummation of the Green Merger, which could have a material adverse effect on our liquidity and financial condition. We may be limited during this period in our ability to pursue strategic transactions, equity or convertible debt financings, internal restructurings or other transactions that may maximize the value of our business and that may otherwise be in our best interests. Also, the restrictions and our potential indemnity obligation to P&G might discourage, delay or prevent a change of control transaction during this two-year period that our stockholders may consider favorable to our ability to pursue strategic alternatives.

We are no longer a “controlled company” within the meaning of the New York Stock Exchange rules.

Until October 2016, JAB Cosmetics B.V. (“JABC”) beneficially owned a majority of the voting power of our outstanding stock. As a result, we were a “controlled company” within the meaning of NYSE corporate governance standards, and we were not required to comply with certain NYSE corporate governance standards, including that our compensation committee consist entirely of independent directors, until September 30, 2017. We chose to comply with the NYSE corporate governance standards prior to the deadline and have been in compliance since December 8, 2016.

JABC is a significant shareholder of the Company, currently owning approximately 39% of the fully diluted shares of Class A Common Stock, and has the ability to exercise significant influence over decisions requiring stockholder approval, which may be inconsistent with the interests of our other stockholders.

Prior to the close of the P&G Beauty Business Acquisition, we were controlled by JABC, Lucresca and Agnaten. Lucresca and Agnaten indirectly share voting and investment control over the shares of the Class A Common Stock held by JABC. Following the completion of the P&G Beauty Business Acquisition, JABC remains our largest stockholder, currently owning approximately 39% of the fully diluted shares of Class A Common Stock. As a result, JABC, Lucresca and Agnaten continue to have the ability to exercise significant influence over decisions requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions, such as a merger or other sale of the Company or our assets. In addition, several of the directors on our Board of Directors are affiliated with JABC.

JABC’s interests may be different from or conflict with the interests of our other shareholders and, as a result, this concentration of ownership may have the effect of delaying, preventing or deterring a change in control of us and may negatively affect the market price of our stock. Also, JABC and its affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete indirectly with us. JABC or its affiliates may also pursue acquisition opportunities that are complementary to our business, and as a result, those acquisition opportunities may not be available to us.